EXHIBIT 23(A)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 19, 1995 included in the Form 10-K of World Fuel Services Corporation (formerly known as International Recovery Corp.) for the year ended March 31, 1995 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

/s/  Arthur Andersen LLP

Miami, Florida,
  November 10, 1995.